PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) dated effective as of March 4, 2014 by and between WALL-STREET.COM, LLC (the “Seller”), whose address is 6301 N. W. 5th Way Fort Lauderdale, FL 33309 and WALL STREET MEDIA CO, INC. (the “Purchaser”), whose address is 40 Wall Street 28th Floor, New York, N. Y. 10005

WHEREAS, Seller is the owner of the domain name identified in Exhibit A attached hereto (the “Domain Names’) and is willing to sell the Domain Name, all upon the terms and conditions set forth herein; and

WHEREAS, Purchaser wishes to buy the Domain Name from Seller, and Seller wishes to convey the Domain Name to Purchaser, all upon the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

I.	Purchase and Sale of the Domain Names

1.1 Agreement to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase, and the Seller agrees to sell, the Domain Name to the Purchaser. The Purchaser shall be responsible for all costs and charges necessary to complete the transfer of the Domain Name from the Seller into the name of the Purchaser.

1.2 Purchase Price. Purchaser agrees to pay to the Seller, as the purchase price for the Domain Names, the sum of Ten Thousand Dollars ($10,000.00 USD) (the “Purchase Price”), to be paid by execution and delivery, at the Closing, of a promissory note payable to the Seller in the form attached hereto as Exhibit B.

1.3 Closing. The closing of the purchase and sale of the Domain Names shall take place on or before March 10, 2014 (the :“Closing”). The Closing shall occur at a time and location as mutually agreed upon by the parties hereto.

1.4. Actions At Closing. At the Closing, the parties shall do the following:

(a) The Seller shall execute and deliver to the Purchaser an Assignment in the form attached hereto as Exhibit C whereby the Seller shall transfer, assign and convey all of its right, title and interest in and to the Domain Name and website to the Purchaser;

(b) The Purchaser shall execute and deliver to the Seller the $10,000 Promissory Note as provided for in Section 1.2 above; and

(c) The Purchaser and Seller each further agree to execute and deliver such other documents or instruments, whether at Closing or thereafter, as shall reasonably be necessary in order to effect and consummate the sale transfer provided for herein or to effect the ability of the Purchaser to exercise its ownership rights in, and the use of, the Domain Name as provided for under the terms of this Agreement.

II.	Representations and Warranties of Seller.

Seller represents and warrants to the Purchaser that the following are and will be true and correct on the Closing date and such representations and warranties shall survive the Closing:

2.1 Due Authorization. Seller has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Seller and is enforceable against Seller in accordance with its terms.

2.2 No Consents: No Contravention. The execution, delivery and performance by Seller of this Agreement (i) require no authorization, registration, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person (including but not limited to the Securities and Exchange Commission), and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Seller is a party or by which he or the Seller’s rights in and to the Domain Name are bound, or any judgment, order, decree or other instrument binding upon Seller.

2.3 Ownership: No Encumbrance. At the Closing, Seller is the sole legal, record and beneficial owner of the Domain Names. Seller has good and marketable title to the Domain Name and the Domain Name is , and at Closing shall be, free and clear of any restrictions, liens, pledges, mortgages, charges, security interests or encumbrances of any kind or nature.

III.	Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to the Seller that the following are and will be true and correct on the Closing date and such representations and warranties shall survive the Closing:

3.1 Due Authorization. Purchaser has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Purchaser and is enforceable against Purchaser in accordance with its terms.

3.2 No Consents; No Contravention. The execution, delivery and performance by Purchaser of this Agreement (i) require no authorization, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Purchaser is a party or by which he is bound, or any judgment, order, decree or other instrument binding upon Seller.

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IV.	Miscellaneous.

6.1 Binding Effect. This Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons.

6.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

6.3 Amendment. This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto.

6.4 Applicable Law; Venue; Enforcement Costs. This agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of State of Florida. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a Court of subject matter jurisdiction located in the State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the prevailing party shall recover its reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

6.5 Joint Drafting Provision. Each party understand and acknowledges that they have been represented by counsel or have had the opportunity to be represented by counsel in regard to the negotiation, drafting and execution of this Agreement. This Agreement shall not be construed against any party for having drafted it.

6.6 Counterparts; Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. This Agreement may be executed by telefax signature which shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date set forth above.

SELLER:		PURCHASER:

WALL-STREET.COM, LLC		WALL STREET MEDIA CO, INC.

By	/s/ Jerrold D. Burden	By	/s/ Jerrold D. Burden
	Jerrold D. Burden, Manager		Jerrold D. Burden, President and CEO

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EXHIBIT A

THIS EXHIBIT is attached to and made a part of that certain Purchase Agreement dated March 4th, 2014 by and between WALL-STREET.COM, LLC (the “Seller”) and WALL STREET MEDIA CO, INC. (the “Purchaser”).

Domain Name

The domain name which is being transferred, assigned and conveyed under the terms of the above Purchase Agreement are as follows:

1. The domain name “Wall-Street.com”

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